UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2005

ANADIGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25662	22-2582106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey 07059
(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

    On May 30, 2005, the Audit Committee of the Board of Directors of ANADIGICS, Inc. (the “Company”) appointed and engaged J.H. Cohn LLP, effective immediately, as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements for the current fiscal year ending December 31, 2005.

    As a result of this appointment, J.H. Cohn LLP, rather than Ernst & Young LLP as originally contemplated in the Company’s current report on Form 8-K filed on May 3, 2005, will be performing the SAS No. 100 review of the Company’s fiscal quarter ending July 2, 2005.

    During the Company’s two most recent fiscal years and through May 30, 2005, the Company did not consult with J.H. Cohn LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

   The Company has requested E&Y to furnish it a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated June 2, 2005 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(c)    Exhibits

Exhibit No.                      Description of Exhibit

16.1                                Letter from Ernst & Young LLP to the U.S. Securities and Exchange Commission, dated June 2, 2005

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2005

ANADIGICS, Inc.

By: /s/ Thomas Shields
Name: Thomas Shields
Title:  Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                      Description of Exhibit

16.1                                Letter from Ernst & Young LLP to the U.S. Securities and Exchange Commission, dated June 2, 2005